UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2005

Mercury Interactive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code)

(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 241.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.02. Results of Operations and Financial Condition.

On July 5, 2005, Mercury Interactive Corporation (the “Company”) issued a press release announcing its preliminary financial results for the second quarter ended June 30, 2005. A copy of the press release, dated as of July 5, 2005, is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 1, 2005, the Company’s Board of Directors authorized management to prepare and implement a plan of organizational restructuring to take place in the third quarter of 2005, primarily consisting of headcount reductions (presently estimated to be less than 5% of the Company’s workforce), designed to adjust expenses to a level more consistent with anticipated revenues. The ultimate costs associated with this restructuring have not yet been determined, and will vary depending on the locations and individuals involved. At this time, the Company is unable to estimate the costs of the restructuring at this time. The Company anticipates that the process of identifying the restructuring changes will continue over a period of the next several weeks and the Company will record charges for termination benefits and related costs in the third quarter of 2005 in accordance with FASB Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities.

At this time, the Company is unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the restructuring actions. As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this report under Item 2.05 within four business days after the Company’s determination of such estimates or range of estimates.

Item 8.01. Other Events.

In response to a formal inquiry of the Securities and Exchange Commission entitled In the Matter of Certain Option Grants, which was initiated by the SEC in November 2004, the Company’s Board of Directors has appointed a Special Committee consisting of disinterested members of the Audit Committee to conduct an internal investigation relating to past stock option grants. The Special Committee is being assisted by independent outside legal counsel and accounting experts. Mercury continues to fully cooperate with both of these inquiries. Although the Company is unable to determine if a restatement will be necessary at this time, this investigation could cause the Company to restate its financial statements for prior periods. A copy of the press release, dated as of July 5, 2005, is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1    Press release dated July 5, 2005

This exhibit is furnished with this Current Report on Form 8–K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2005	MERCURY INTERACTIVE CORPORATION

	By:	/s/ Susan J. Skaer
	Name:	Susan J. Skaer
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	The following exhibit is furnished herewith: Press release dated July 5, 2005